Exhibit 10(a)



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                      Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                                          Suite 400E
                              1025 Thomas Jefferson Street, N.W.
                                    Washington, D.C. 20007
                                        (202) 965-8100





                                    April 30, 1999



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111

        Re:    Variable Annuity-1 Series Account
               Post-Effective Amendment No. 4 to the Registration Statement on Form N-4
               Files Nos. 333-01153; 811-7549

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sales of Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                         Jorden Burt Boros Cicchetti Berenson & Johnson LLP